UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Inogen, Inc.

(Name of Registrant as Specified In Its Charter)

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Dear Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Inogen, Inc. (“Inogen”), which will be held at our headquarters, located at 326 Bollay Drive, Goleta, California 93117 on October 14, 2015 at 10:00 a.m. Pacific Time. Doors open at 9:00 a.m. Pacific Time.

This Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting.  Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in Inogen.

Sincerely,

Raymond Huggenberger

President and Chief Executive Officer

Goleta, California

September 4, 2015

INOGEN, INC.

326 Bollay Drive

Goleta, CA 93117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	October 14, 2015 at 10:00 a.m. Pacific Time

Place	Inogen, Inc.’s headquarters, located at 326 Bollay Drive, Goleta, CA 93117.

Items of Business	•	To elect two Class I directors from the nominees described in this Proxy Statement.

	•	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2015.

	•	To transact other business that may properly come before the Annual Meeting.

Record Date	August 20, 2015 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting

IMPORTANT

Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on October 14, 2015. Our Proxy Statement and Annual Report to Stockholders are available at www.edocumentview.com/INGN, and this proxy statement and our annual report are posted on the Investor Relations section of our website at http://investor.inogen.com/sec.cfm and are available from the SEC at its website at www.sec.gov.

By order of the Board of Directors,

Alison Bauerlein

Corporate Secretary

Goleta, California

September 4, 2015

The date of this proxy statement is September 4, 2015 and it is being mailed to stockholders on or about September 10, 2015.

-i-

INOGEN, INC.

326 Bollay Drive

Goleta, California 93117

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on October 14, 2015

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors of Inogen, Inc. (“Inogen” or the “Company”) for use at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof.  The Annual Meeting will be held on October 14, 2015 at 10:00 a.m. Pacific Time, at our headquarters, located at 326 Bollay Drive, Goleta, California 93117.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement.  Please read the entire proxy statement carefully before voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own.  The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet.  We have designated our President and Chief Executive Officer, Raymond Huggenberger, and our Executive Vice President, Finance, Chief Financial Officer, Corporate Secretary, and Corporate Treasurer, Alison Bauerlein, to serve as proxies for the Annual Meeting.

Why am I receiving these materials?

The Board of Directors (the “Board”) of Inogen is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at Inogen’s Annual Meeting, which will take place on October 14, 2015.  Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.  This Proxy Statement and the accompanying proxy card are being mailed on or about September 10, 2015 in connection with the solicitation of proxies on behalf of the Board.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information.  Inogen’s 2014 Annual Report on Form 10-K, which includes our audited financial statements, is also enclosed with this proxy statement.

What proposals will be voted on at the Annual Meeting?

The proposals scheduled to be voted on at the Annual Meeting include:

•	the election of two Class I directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•	a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; and
•	any other business that may properly come before the meeting.

At the time this Proxy Statement was mailed, our management and Board were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this Proxy Statement.

How does our Board recommend that I vote?

Our Board recommends that you vote:

•	FOR the election of each of the two directors nominated by our Board and named in this proxy statement as Class I directors to serve for a three-year term; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on August 20, 2015, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting.  Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.  As of the Record Date, there were 19,446,706 shares of common stock outstanding and entitled to vote.  Stockholders are not permitted to cumulate votes with respect to the election of directors.  The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name.  If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares.  As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.  If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides.  If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters.  Please see “What if I do not specify how my shares are to be voted?” for additional information.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

Stockholder of Record: Shares Registered in Your Name.  If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification for entrance to the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.  If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares.  You may still attend the Annual Meeting even if you do not have a legal proxy.  For entrance to the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and also present government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting.

How can I contact Inogen’s transfer agent?

You may contact our transfer agent by writing Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842, by telephoning (877) 373-6374 or (781) 575-4238 (International), or via its Investor Centre at www.computershare.com/investor.

Will the Annual Meeting be webcast?

We do not expect to webcast the Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name.  If you are a stockholder of record, you can vote in one of the following ways:

•	by Internet at www.investorvote.com/INGN, 24 hours a day, seven days a week, until 1:00 a.m., Central Time, on October 14, 2015 (have your proxy card in hand when you visit the website);
•	by toll-free telephone at 1-800-652-VOTE (8683), 24 hours a day, seven days a week, until 1:00 a.m., Central Time, on October 14, 2015 (have your proxy card in hand when you call);
•	by completing and mailing your proxy card, which shall be received by us no later than the start of the Annual Meeting (if you received printed proxy materials); or
•	by written ballot at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.  If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee.  You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares.  The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.  As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name.  If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;
•	signing and returning a new proxy card with a later date;
•	delivering a written revocation to our Corporate Secretary at Inogen, Inc., 326 Bollay Drive, Goleta, CA 93117, at any time prior to the Annual Meeting; or
•	attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.  If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 326 Bollay Drive, Goleta, CA 93117, by contacting our Corporate Secretary.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board.  The persons named in the proxy have been designated as proxy holders by our Board.  When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder.  If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board.  If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares.  If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name.  If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

FOR the election of each of the two directors nominated by our Board and named in this proxy statement as Class I directors to serve for a three-year term (Proposal No. 1);

FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 (Proposal No. 2); and

In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.  If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter.  Brokers do not have discretion to vote on non-routine matters.  Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter.  As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2.  For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law.  The holders of a majority of the common stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.  As noted above, as of the Record Date, there were a total of 19,449,706 shares of common stock outstanding, which means that 9,724,854 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum.  If there is no quorum, (i) the chairperson of the Annual Meeting or (ii) the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal.  If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting.  As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting (e.g., Proposal No. 2).  However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares.  Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast.  Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: The election of Class I directors requires a plurality of the shares of common stock present in person or represented by proxy  at the Annual Meeting and entitled to vote thereon to be approved.  This means that the two nominees who receive the most FOR votes will be elected.  You may vote “for” or “withhold” on each of the nominations for election as a director. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.  If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

•

Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved.  You may vote FOR, AGAINST or ABSTAIN.  If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers.  In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter — the proposal to ratify the appointment of Deloitte & Touche LLP.  Absent direction from you, your broker will not have discretion to vote on the election of directors.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of elections.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials.  We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials.  Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees.  The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents.  No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.  We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur.  If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within Inogen or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials.  How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders.  This procedure reduces our printing and mailing costs.  Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents.  To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

Inogen, Inc.

Attention: Corporate Secretary

326 Bollay Drive

Goleta, CA  93117

(805) 562-0500

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner.  For a stockholder proposal to be considered for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than May 13, 2016.  In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Stockholder proposals should be addressed to:

Inogen, Inc.

Attention: Corporate Secretary

326 Bollay Drive

Goleta, CA  93117

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an Annual Meeting of Stockholders but do not intend for the proposal to be included in our proxy statement.  Our bylaws provide that the only business that may be conducted at an Annual Meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the Annual Meeting by or at the direction of our Board, or (iii) properly brought before the Annual Meeting by a stockholder of record entitled to vote at the Annual Meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws.  To be timely for our 2016 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than June 27, 2016; and
•	not later than July 27, 2016.

In the event that we hold our 2016 Annual Meeting of Stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such Annual Meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such Annual Meeting; or
•	the 10th day following the day on which public announcement of the date of such Annual Meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an Annual Meeting does not appear to present his, her or its proposal at such Annual Meeting, we are not required to present the proposal for a vote at such Annual Meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Compensation, Nominating and Governance Committee.  Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Corporate Secretary at the address set forth above.  For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board.”

In addition, our bylaws permit stockholders to nominate directors for election at an Annual Meeting of Stockholders.  To nominate a director, the stockholder must provide the information required by our bylaws.  In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov.  You may also contact our Corporate Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is currently comprised of 6 members.  5 of our 6 directors are independent within the meaning of the independent director requirements of NASDAQ Global Select Market.  Our Board is divided into three classes with staggered three-year terms.  At each Annual Meeting of Stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of August 20, 2015 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing directors:

	Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
1.	Directors with Terms Expiring at the Annual Meeting/Nominees R. Scott Greer(1)	I	56	Director	2015	2015	2018
	Heather Rider (2)	I	56	Director	2014	2015	2018

2.	Continuing Directors Loren McFarland(1)	II	56	Director	2013	2016	—
	Benjamin Anderson-Ray(1)	II	60	Director	2013	2016	—
	Heath Lukatch, Ph.D.(2).	III	48	Chairperson of the Board	2006	2017	—
	Raymond Huggenberger	III	56	President Chief Executive Officer and Director	2008	2017	—

(1)	Member of our Audit Committee
(2)	Member of our Compensation, Nominating and Governance Committee

Nominees for Director

R. Scott Greer has served as a Member of the Board of Directors of Inogen since August 2015.  Since June 2003, Mr. Greer has served as Managing Director of Numenor Ventures, LLC, a venture capital firm. In 1996, Mr. Greer co-founded Abgenix, Inc., a company that specialized in the discovery, development and manufacture of human therapeutic antibodies, and from June 1996 through May 2002, he served as its Chief Executive Officer. He also served on the Board of Directors of Abgenix from 1996 and Chairman of the Board of Directors from 2000 until the acquisition of Abgenix by Amgen, Inc. in April 2006. Prior to Abgenix’s formation, Mr. Greer held senior management positions at Cell Genesys, Inc., a biotechnology company, initially as Chief Financial Officer and Vice President of Corporate Development and later as Senior Vice President of Corporate Development, and various positions at Genetics Institute, Inc., a biotechnology research and development company. Mr. Greer currently serves as a Member of the Boards of Directors of StemCells, Inc., a publicly-traded biopharmaceutical company focused on stem cell therapeutics, Nektar Therapeutics, a publicly-traded biopharmaceutical company, Sientra, Inc., a publicly-traded commercial stage medical device company, and Versartis, Inc., a publicly-traded development stage biotechnology company. Mr. Greer holds a B.A. in economics from Whitman College and an M.B.A. from Harvard University. He also was a Certified Public Accountant. The Board of Directors believes that he is qualified to serve as a Director of Inogen because of his experience as an accountant and as an executive of various public and private biotechnology and biopharmaceutical companies.

Heather Rider has served as a Member of the Board of Directors of Inogen since 2014.  From 2012 to 2013, Ms. Rider served as Vice President, Global Human Resources of Cymer, Inc., a publicly-traded supplier of light sources for semiconductor manufacturing that was acquired by ASML Holding NV in 2013.  From October 2010 to September 2012, Ms. Rider served as Senior Vice President, Global Human Resources of Alphatec Holdings, Inc., a publicly-traded medical device company focused on surgical treatment of spine disorders, and from 2006 to 2010, she served as Vice President, Human Resources of Intuitive Surgical, Inc., a publicly-traded manufacturer of robotic surgical systems.  From 2001 to 2005, Ms. Rider served as Senior Vice President of Global Human Resources of Sunrise Medical, Inc., a global manufacturer and distributor of durable medical equipment.  From 1998 to 2001, Ms. Rider served as Vice

President of Human Resources of Biosense Webster, a member of the J & J family of companies, and a medical device manufacturer of intracardiac catheters and location technology.  Prior to 1998, Ms. Rider served as Head of Human Resources for City of Hope, a leading research and treatment center for cancer, diabetes and other life-threatening diseases, CAP/MPT, a medical malpractice provider for physicians in California and medical malpractice insurance for large physician groups and hospitals, and Environmental Diagnostics International, a bio-diagnostics company with focus on the detection of environmental compounds and diseases using monoclonal antibody technology.  Ms. Rider holds a B.A. in Psychology from Claremont McKenna College and an M.B.A. from Pepperdine University.  The Board of Directors believes that she is qualified to serve as a Director of Inogen because of her extensive executive-level experience with healthcare and life science companies.

Continuing Directors

Loren McFarland has served as a Member of the Board of Directors of Inogen since 2013.  He has been President and Managing Member of Santa Barbara Financial Services, LLC since 2008.  Prior to founding Santa Barbara Financial Services, he served as the Chief Financial Officer and Treasurer of Mentor Corporation, a medical equipment company (now Ethicon, Inc., a Johnson & Johnson company), from 2004 to 2007.  Prior to that, Mr. McFarland fulfilled various finance and accounting roles at Mentor from 1985 to 2004.  He worked as a Certified Public Accountant and Audit Supervisor with Touche Ross & Co., an accounting firm, from 1981 to 1985 and served in the North Dakota Army National Guard from 1978 to 1984.  He currently serves on the Board of Directors of Cure Medical, LLC, a privately held manufacturer of disposable urology products, and on the Board of Directors and Executive Committee of the MIT Enterprise Forum of the Central Coast.  Previously, Mr. McFarland served on the Board of Directors of Patient Safety Technologies, Inc. (PSTX) as the Financial Expert on the Audit Committee and as a Member of the Compensation Committee.  Mr. McFarland has a Bachelor’s degree in accounting from the University of North Dakota and an MBA from the University of California, Los Angeles.  He completed an ISS Director Certification Program in October 2008 at the University of California, Los Angeles’ Anderson School.  The Board of Directors believes that he is qualified to serve as a Director of Inogen because of his leadership experience and his extensive experience in finance and accounting.

Benjamin Anderson-Ray has served as a Member of the Board of Directors since 2013.  He has been a Partner and Advisor with Trinitas Advisors, a consulting firm, since 2009.  Prior to joining Trinitas Advisors, he served as the Chief Executive Officer of three manufacturing companies: Hubbardton Forge, LLC from 2008 to 2009, Chromcraft Revington, Inc. from 2005 to 2008 and Gravograph New Hermes from 2002 to 2004.  Prior to that, Mr. Anderson-Ray held various senior leadership roles at Sunrise Medical, a medical equipment manufacturer, including President of the Global Business Group in 2001, President of the Continuing Care Group from 1998 to 2000, and President of the Mobility Products Division from 1996 to 2001.  Earlier in his career, Mr. Anderson-Ray held management and marketing roles at GE Lighting, a lighting solutions company, from 1984 to 1993, Black & Decker Home Products, a product manufacturing company, from 1993 to 1994, and Rubbermaid Home Products, a manufacturer and distributor of household items, from 1994 to 1996.  He currently serves on the Board of Directors of Sommetrics, Inc., the Episcopal Church Foundation, and the Addison County Economic Development Corporation. Mr. Anderson-Ray has Bachelor’s degrees in Marketing and Horticulture from Michigan State University, an MBA from the University of Michigan, and is a Certified Advisor with The CEO Advantage.  The Board of Directors believes that he is qualified to serve as a Director of Inogen because of his leadership experience and his extensive industry experience.

Heath Lukatch, Ph.D. has served as Chairperson of our Board of Directors since 2008, and as a Director since 2006.  Dr. Lukatch is employed as a Partner and Managing Director at TPG Biotech. Dr. Lukatch joined TPG Biotech in 2015. Prior to joining TPG Biotech, Dr. Lukatch was a Partner at Novo Ventures (US) Inc., which provides certain consultancy services to Novo A/S. Dr. Lukatch joined Novo Ventures (US) Inc. in 2006.  Prior to joining Novo Ventures (US) Inc., Dr. Lukatch was a Managing Director responsible for biotechnology venture investments at Piper Jaffray Ventures and SightLine Partners, a private equity firm and spin off of Piper Jaffray Ventures, from 2001 to 2006.  Prior to joining Piper Jaffray Ventures, Dr. Lukatch worked as a strategy consultant with McKinsey & Company, a consulting firm, from 1997 to 2000.  Dr. Lukatch also served as co-founder and Chief Executive Officer of AutoMate Scientific, a biotechnology instrumentation company from 1991 to 1997, and held scientific positions with Chiron Corporation, a biotechnology company, from 1990 to 1991, Roche Bioscience, a healthcare company, from 1996 to 1997, and Cetus Corporation, a biotechnology company, in 1987.  He currently serves on the Boards of Directors of Flexion Therapeutics, Inc.  Dr. Lukatch previously served on the Board of Directors of Amira Pharmaceuticals, AnaptysBio, Inc., Cianna

Medical, Inc., Elevation Pharmaceuticals, Inc., FoldRx Pharmaceuticals, Inc., InSound Medical, Inc., NeuroTherapeutics Pharma, Inc., Nora Therapeutics, Inc., Panmira Pharmaceuticals LLC, Spinifex, Inc., Synosia Therapeutics, Inc., and Verax Biomedical, Inc.  Dr. Lukatch received his Ph.D. in Neuroscience from Stanford University where he was a DOD USAF Fellow, and his B.A. in Biochemistry from the University of California at Berkeley.  The Board of Directors believes that he is qualified to serve as a Director of Inogen because of his extensive industry experience and experience as a venture capital investor and a board member for several venture-backed healthcare companies.

Raymond Huggenberger has served as our President, Chief Executive Officer and as a Member of the Board of Directors of Inogen since 2008.  Prior to joining our company, Mr. Huggenberger held various management positions with Sunrise Medical Inc., a global manufacturer and distributor of durable medical equipment, including: Vice President of Marketing for Sunrise’s German subsidiary from 1994 to 1996, President of Sunrise’s German division from 1998 until 2000, President of the European Operating Group from 2000 to 2002, President and Chief Operating Officer from 2002 until 2004, and President of European Operations 2006 to 2007.  Mr. Huggenberger also held a management position with McDermott and Bull Inc., an executive search firm, from 2005 to 2006 and in the healthcare division of TA Triumph Adler AG, a document process management firm, from 1996 to 1998.  Mr. Huggenberger currently serves on the Board of Directors of Wellfount Corporation, a pharmacy services company, and previously served on the Board of Directors of IYIA Technologies, a healthcare company.  Mr. Huggenberger graduated from AKAD University in Rendsburg, Germany in Economics and completed the Advanced Marketing Strategies Program at INSEAD, Fontainebleau, France.  The Board of Directors believes that he is qualified to serve as a Director of Inogen because of his deep understanding of our business, operations and strategy.

Director Independence

Our common stock is listed on the NASDAQ Global Select Market.  Under the rules of the NASDAQ Global Select Market, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of our initial public offering.  In addition, the rules of the NASDAQ Global Select Market require that, subject to specified exceptions, each member of a listed company’s audit and Compensation, Nominating and Governance Committee be independent.  Under the rules of the NASDAQ Global Select Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  To be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of our Audit Committee, our Board, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.  Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Mr. Anderson-Ray, Mr. McFarland, Mr. Greer, Dr. Lukatch and Ms. Rider, representing five of our six directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the NASDAQ Global Select Market.  Our Board also determined that Messrs. McFarland (Chairperson), Greer and Anderson-Ray, who comprise our Audit Committee, and Dr. Lukatch (Chairperson) and Ms. Rider, who comprise our Compensation, Nominating and Governance Committee, satisfy the independence standards for those committees established by applicable Securities and Exchange Commission, or SEC, rules and the listing standards of the NASDAQ Global Select Market.

In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Dr. Lukatch currently serves as the chairperson of our Board.  Our Board believes the current board leadership structure provides effective independent oversight of management while allowing our Board and management to benefit from Dr. Lukatch’s leadership and years of experience as a venture capital investor in the biotech industry.  Dr. Lukatch is best positioned to identify strategic priorities, lead critical discussion and execute our strategy and business plans.  Dr. Lukatch possesses detailed in-depth knowledge of the issues, opportunities, and challenges facing us.  Independent directors and management sometimes have different perspectives and roles in strategy development.  Our Board believes that Dr. Lukatch’s role enables strong leadership, creates clear accountability, facilitates information flow between management and our Board, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Board Meetings and Committees

During 2014, our Board held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he served as a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.

It is the policy of our Board to regularly have separate meeting times for independent directors without management.  Although we do not have a formal policy regarding attendance by members of our Board at Annual Meetings of Stockholders, we encourage, but do not require, our directors to attend.

We have established an Audit Committee and a Compensation, Nominating and Governance Committee.  We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees comply with the requirements of, the Sarbanes-Oxley Act of 2002, the rules of the NASDAQ Global Select Market, and SEC rules and regulations.  We intend to comply with the requirements of the NASDAQ Global Select Market with respect to committee composition of independent directors.  Each committee has the composition and responsibilities described below.

Audit Committee

The members of our Audit Committee are Messrs. McFarland (Chairperson), Greer and Anderson-Ray, each of whom is a non-employee member of our Board.  The composition of our Audit Committee meets the requirements for independence under current NASDAQ Stock Market listing standards and SEC rules and regulations.  Each member of our Audit Committee also meets the financial literacy requirements of the NASDAQ Stock Market listing standards.  Our Audit Committee Chairman, Mr. McFarland, is our Audit Committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the listing standards of the NASDAQ Global Select Market.  Our Audit Committee oversees our corporate accounting and financial reporting process and assists our Board in monitoring our financial systems.  Our Audit Committee also:

•	approves the hiring, discharging and compensation of our independent auditors;
•	oversees the work of our independent auditors;
•	approves engagements of the independent auditors to render any audit or permissible non-audit services;
•	reviews the qualifications, independence and performance of the independent auditors;

•	reviews our financial statements and our critical accounting policies and estimates;
•	reviews the adequacy and effectiveness of our internal controls; and
•	reviews and discusses with management and the independent auditors the results of our annual audit, our annual and quarterly financial statements and our publicly filed reports.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of NASDAQ Global Select Market.  A copy of the charter of our Audit Committee is available on our website at www.inogen.com in the Corporate Governance section of our Investor Relations webpage.  During 2014, our Audit Committee held eleven meetings.

Compensation, Nominating and Governance Committee

The members of our Compensation, Nominating and Governance Committee are Dr. Lukatch and Ms. Rider.  Dr. Lukatch is the Chairperson of our Compensation, Nominating and Governance Committee.  The composition of our Compensation, Nominating and Governance Committee meets the requirements for independence under current NASDAQ Stock Market listing standards and SEC rules and regulations.  Each member of the Compensation, Nominating and Governance Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code.  Our Compensation, Nominating and Governance Committee oversees our compensation policies, plans and benefits programs.  Our Compensation, Nominating and Governance Committee also:

•	assists the Board in providing oversight of the Company’s overall compensation plans and benefits programs;
•

reviews and approves, or makes recommendations for approval by the independent members of the Board regarding corporate goals and objectives relevant to compensation of our chief executive officer and other senior officers;

•	evaluates the performance of our officers in light of established goals and objectives;
•	reviews and approves, or make recommendations regarding compensation of our officers based on its evaluations;
•	administers the issuance of stock options and other awards under our stock plans;
•	evaluates and makes recommendations regarding the organization and governance of our Board and its committees;
•	evaluates and proposes nominees for election to our Board;
•	assesses the performance of members of our Board and makes recommendations regarding committee and chairperson assignments;
•	recommends desired qualifications for our Board membership and conducts searches for potential members of our Board; and
•	reviews and makes recommendations with respect to our corporate governance guidelines.

Our Compensation, Nominating and Governance Committee operates under a written charter that satisfies the listing standards of NASDAQ Global Select Market.  A copy of the charter of our nominating and governance committee is available on our website at www.inogen.com in the Corporate Governance section of our Investor Relations webpage.  During 2014, our Compensation, Nominating and Governance Committee held two meetings.

Compensation Committee Interlocks

During the past fiscal year, none of the members of our Compensation, Nominating and Governance Committee (which includes current members Dr. Lukatch and Ms. Rider, and former members Messrs. Anderson-Ray and Petersen) is or has at any time during the past year been an officer or employee of our company.  None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation, Nominating and Governance Committee.

Identifying and Evaluating Nominees for Director

The Compensation, Nominating and Governance Committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:

•	The Compensation, Nominating and Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Committee from other sources.
•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Compensation, Nominating and Governance Committee will consider the following:
–	The current size and composition of the Board and the needs of the Board and the respective committees of the Board;
–

Such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like.  The Compensation, Nominating and Governance Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

–	Other factors that the Compensation, Nominating and Governance Committee deems appropriate.

The Compensation, Nominating and Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills.  The committee does not have a formal policy with respect to diversity; however, our Board and the Compensation, Nominating and Governance Committee believe that it is essential that members of our Board represent diverse viewpoints.

•	The Compensation, Nominating and Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board:
–	The highest personal and professional ethics and integrity;
–	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
–	Skills that are complementary to those of the existing Board;
–	The ability to assist and support management and make significant contributions to the Company’s success; and
–	An understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

•

If the Compensation, Nominating and Governance Committee determines that an additional or replacement director is required, the Compensation, Nominating and Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Compensation, Nominating and Governance Committee, the Board or management.

The Compensation, Nominating and Governance Committee may propose to the Board a candidate recommended or offered for nomination by a stockholder as a nominee for election to the Board.

Stockholder Recommendations for Nominations to the Board

It is the policy of the Compensation, Nominating and Governance Committee of the Board to consider recommendations for candidates to the Board from stockholders holding no less than one percent (1%) of the outstanding shares of the Company’s common stock continuously for at least twelve (12) months prior to the date of the submission of the recommendation or nomination.

A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Corporate Secretary, at 326 Bollay Drive, Goleta, CA 93117.  The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock.  Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

A stockholder that instead desires to nominate a person directly for election to the Board at an Annual Meeting of the Stockholders must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s Bylaws and the rules and regulations of the Securities and Exchange Commission.  Section 2.4 of the Company’s Bylaws requires that a stockholder who seeks to nominate a candidate for director must provide a written notice to the Corporate Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s Annual Meeting; provided, however, that in the event that no Annual Meeting was held in the previous year or if the date of the Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s Annual Meeting, then notice by the stockholder to be timely must be so received by the Corporate Secretary of the Company not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting and (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such Annual Meeting is first made.  That notice must state the information required by Section 2.4 of the Company’s Bylaws, and otherwise must comply with applicable federal and state law.  The Corporate Secretary of the Company will provide a copy of the Bylaws upon request in writing from a stockholder.  “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto.

Communications with the Board

The Board believes that management speaks for the Company.  Individual Board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that Board members would do this with knowledge of management and, in most instances, only at the request of management.

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Corporate Secretary, at Inogen, Inc., 326 Bollay Drive, Goleta, California 93117, Attn: Corporate Secretary.  Our Corporate Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board.  Our Board generally meets on a quarterly basis.  Where the nature of a communication warrants, our Corporate Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of Company management, as our Corporate Secretary considers appropriate.

Our Corporate Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s Compensation, Nominating and Governance Committee.  This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, or (c) communications to the Audit Committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Corporate Governance Principles and Code of Ethics and Conduct

Our Board has adopted Corporate Governance Principles.  These principles address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general.  In addition, our Board has adopted a Code of Ethics and Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers.  The full text of our Corporate Governance Principles and our Code of Ethics and Conduct is posted on our website at www.inogen.com in the Corporate Governance section of our Investor Relations webpage.  We intend to post any amendments to our Code of Ethics and Conduct, and any waivers of our Code of Ethics and Conduct for directors and executive officers, on the same website.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational.  We have designed and implemented processes to manage risk in our operations.  Management is responsible for the day-to-day management of risks the company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board believes that open communication between management and our Board is essential for effective risk management and oversight.  Our Board meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our Board as well as at such other times as they deem appropriate, where, among other topics, they discuss strategy and risks facing the company.

While our Board is ultimately responsible for risk oversight, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk.  Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management.  Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures.  In addition, our Audit Committee monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk.  Our Compensation, Nominating and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with Board organization, membership and structure, and corporate governance.  Our Compensation, Nominating and Governance Committee also oversees risks related to our compensation policies to ensure that our compensation programs do not encourage unnecessary risk-taking.  Finally, our full Board reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Director Compensation

In October 2013, our Board, after reviewing data provided by our independent compensation consulting firm, Pearl Meyer & Partners, regarding practices at comparable companies, adopted a compensation program for non-employee directors to attract, retain and reward its qualified directors and align the financial interests of the non-employee directors with those of our stockholders.  Pursuant to this compensation program, non-employee directors were eligible to receive cash and equity compensation for board services as described below.

Cash Compensation.  Following our initial public offering, all non-employee directors were entitled to receive the following cash compensation for their services:

•	$35,000 per year for service as a Board Member;
•	$20,000 per year for service as Chairperson of the Board;
•	$20,000 per year for service as Chairperson of the Audit Committee; and
•	$15,000 per year for service as Chairperson of the Compensation, Nominating and Governance Committee.

All cash payments to non-employee directors are paid quarterly in arrears.

Options.

Initial Post-IPO Award: In connection with our initial public offering, each non-employee director was entitled to a nonstatutory stock option to purchase 13,333 shares of our common stock.  Each initial post-IPO award vests in twenty-four monthly installments beginning with the first monthly anniversary after the grant date, subject to the non-employee director continuing to be a service provider through each vesting date.

In September 2015, our Board, after reviewing data provided by Pearl Meyer & Partners regarding practices at comparable companies, amended the non-employee director compensation program as set forth below.

Cash Compensation.  Effective September 3, 2015, all non-employee directors are entitled to receive the following cash compensation for their services:

•	$40,000 per year for service as a Board Member;
•	$20,000 per year for service as Chairperson of the Board;
•	$20,000 per year for service as Chairperson of the Audit Committee;
•	$15,000 per year for service as Chairperson of the Compensation, Nominating and Governance Committee;
•	$8,000 per year for service as a member of the Audit Committee; and
•	$6,000 per year for service as a member of the Compensation, Nominating and Governance Committee.

Options.

Initial Awards: Effective September 3, 2015, each non-employee director who first joins us will be granted an initial award of a nonstatutory stock option to purchase 10,000 shares of our common stock.  Each initial award will vest in twenty-four monthly installments following the non-employee director’s start date, subject to the non-employee director continuing to be a service provider through each vesting date.

Annual Awards: Effective September 3, 2015, on the date of each Annual Meeting of Stockholders, each non-employee director who has been a non-employee director for at least six (6) months on the date of such Annual Meeting automatically will be granted a nonstatutory stock option to purchase 10,000 shares of our common stock, which grant will vest in twelve equal monthly installments beginning with the first monthly anniversary after the grant date, but will vest fully on the date of the next Annual Meeting held after the date of grant if not fully vested on such date, in each case, subject to the non-employee director continuing to be a service provider through each vesting date.

Chairperson Awards: Effective September 3, 2015, on the date of each Annual Meeting of Stockholders, each non-employee director who serves as Chairperson of our Board or one of its committees and who has been a non-employee director for at least six (6) months on the date of such Annual Meeting will be granted a nonstatutory stock option to purchase: 1,666 shares of our common stock (Chairperson of the Board), 1,666 shares of our common stock (Chairperson of the Audit Committee), and/or 1,166 shares of our common stock (Chairperson of the Compensation, Nominating and Governance Committee).  Each of these grants will vest in twelve equal monthly installments beginning with the first monthly anniversary after the grant date, but will vest fully on the date of the next Annual Meeting held after the date of grant if not fully vested on such date, in each case, subject to the non-employee director continuing to be a service provider through each vesting date.

For further information regarding the equity compensation of our non-employee directors, see the section titled “Executive Compensation”.

The table below shows compensation earned by our non-employee directors during 2014. Directors who are also our employees receive no additional compensation for their service as a director.  During the year ended December 31, 2014, one director, Mr. Huggenberger, was an employee.  Mr. Huggenberger’s compensation is discussed in “Executive Compensation.”  The following table excludes (a) Mr. Huggenberger, who is a named executive officer, and did not receive any compensation from us in his role as a director in 2014, (b) Mr. Cooper and Dr. Link, who resigned from our Board in February in connection with our initial public offering, and did not receive any compensation from us in 2014, and (c) Mr. Greer who joined our Board in August 2015.

Director Compensation Table

Name	Cash Compensation ($)(2)	Option Awards ($)(1)	Total ($)
Loren McFarland(3)	$55,000	$76,556	$131,556
Benjamin Anderson-Ray(4)	35,000	76,556	111,556
Heath Lukatch, Ph.D. (5)	70,000	—	70,000
Timothy Petersen(6)	35,000	76,556	111,556
Heather Rider(7)	14,000	18,529	32,529
Charles Larsen(8)	21,000	76,556	97,556

(1)

Represents the aggregate grant date fair value recognized for financial statement reporting purposes for 2014, calculated in accordance with ASC Topic 718.  Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions.  See the notes to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC in April 27, 2015for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(2)	Cash fees earned for Board membership reflect a partial year of service at the amounts discussed in the “Cash compensation” section above.

(3)

As of December 31, 2014, Mr. McFarland had two options to purchase a total of 15,416 shares consisting of an option to purchase 2,083 and an option to purchase 13,333 shares of our common stock.  The first option vested in 12 successive equal monthly installments from grant date of October 1, 2013 and the second option vests in 24 successive equal monthly installments from grant date of April 1, 2014, respectively, subject to continued service through each such date.  2,083 and 4,444 shares of our common stock subject to these options were vested as of December 31, 2014.

(4)

As of December 31, 2014, Mr. Anderson-Ray had two options to purchase a total of 14,999 shares consisting of an option to purchase 1,666 and an option to purchase 13,333 shares of our common stock.  The first option vested in 12 successive equal monthly installments from grant date of October 1, 2013 and the second option vests in 24 successive equal monthly installments from grant date of April 1, 2014, respectively, subject to continued service through each such date.  1,666 and 4,444 shares of our common stock subject to these options were vested as of December 31, 2014.

(5)	As of December 31, 2014, Dr. Lukatch had no options granted or outstanding.
(6)

As of December 31, 2014, Mr. Petersen had one option to purchase a total of 13,333 shares of our common stock.  The option vests in 24 successive equal monthly installments from grant date of April 1, 2014, subject to continued service through such date. 4,444 shares of our common stock subject to this option were vested as of December 31, 2014.  Mr. Petersen resigned from the Board on August 4, 2015.

(7)

As of December 31, 2014, Ms. Rider had one option to purchase a total of 2,222 shares of our common stock which was granted based on the estimated prorated annual award at the time of her appointment.  The option vests in 24 successive equal monthly installments from grant date of August 15, 2014, subject to continued service through such date.  370 shares of our common stock subject to this option was vested as of December 31, 2014.

(8)

As of December 31, 2014, Mr. Larsen had no outstanding options to purchase shares of our common stock.  Mr. Larsen forfeited 2,222 options that had vested during his term on the Board related to the 13,333 options which were granted to him during the year.  Mr. Larsen resigned from the Board in the first quarter of 2014.

See “Executive Compensation” for information about the compensation of directors who are also our employees.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board is currently composed of six members.  In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms.  At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal.  Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.  This classification of our Board may have the effect of delaying or preventing changes in control of our company.

Nominees

Our Compensation, Nominating and Governance Committee has recommended, and our Board has approved, R. Scott Greer and Heather Rider as nominees for election as Class I directors at the Annual Meeting.  If elected, each of Mr. Greer and Ms. Rider will serve as Class I directors until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified.  Each of the nominees is currently a director of our company.  For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Greer and Ms. Rider.  We expect that Mr. Greer and Ms. Rider will accept such nomination.  However, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy.  If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class I directors requires a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved.  Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” the election of each of the TWO directors nominated by our board of directors and named in this proxy statement as Class I directors to serve for a three-year term.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 17, 2015, the Audit Committee approved the dismissal of BDO USA, LLP as the Company’s independent registered public accounting firm. On August 19, 2015, the Company engaged Deloitte & Touche LLP as the Company’s independent registered public accounting firm to (i) review the Company’s financial statements for the quarter ending September 30, 2015 and (ii) audit to the Company’s financial statements for its fiscal year ending December 31, 2015.

The audit reports of BDO USA, LLP on the Company’s financial statements as of and for the years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2014 and 2013, and the subsequent interim period through August 17, 2015, there were no disagreements with BDO USA, LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to BDO USA, LLP’s satisfaction, would have caused BDO USA, LLP to make reference to the matter in their reports.

There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2013 and 2014, or during the subsequent interim period through August 17, 2015, except for the existence of a material weakness in internal control over financial reporting as of December 31, 2014, March 31, 2015, and June 30, 2015 discussed below.

As discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, in connection with management’s review of the effectiveness of the Company’s internal control over financial reporting, management identified a deficiency. Specifically, the Company does not have adequately designed controls in place to ensure review of sales order documentation supporting the Company’s direct-to-consumer sales and rentals prior to revenue recognition. This lack of adequate controls resulted in the Company’s failure to identify and detect the improper use of technology to simulate medical documentation in 2014 and the first quarter of 2015. Due to this deficiency, management concluded that a material weakness in internal control over financial reporting existed as of December 31, 2014 and the quarters ended March 31, 2015 and June 30, 2015, because there is a reasonable possibility that a material misstatement related to revenue recognition may occur and/or not be detected on a timely basis.

The Company has authorized BDO USA, LLP to respond fully to the inquiries of the successor independent registered public accounting firm.

The Company requested BDO USA, LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above.  That letter is attached as Exhibit 16.1 to our current report on Form 8-K filed on August 20, 2015.

On August 19, 2015, the Audit Committee engaged Deloitte & Touche LLP as the Company’s independent registered public accounting firm. The Audit Committee participated in and approved the decision to engage Deloitte.

During the Company’s two most recent fiscal years ended December 31, 2014 and 2013 and through August 17, 2015, neither the Company nor anyone acting on its behalf consulted with Deloitte & Touche LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.  Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by our bylaws or other applicable legal requirements.  However, our Board is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance.  In the event that this appointment is not ratified by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our Audit Committee.  Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2015 if our Audit Committee believes that such a change would be in the best interests of Inogen and its stockholders.  A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by BDO USA, LLP for our fiscal years ended December 31, 2014 and 2013.

	2014	2013
Audit Fees(1)	$631,000	$643,000
Audit -Related Fees(2)
Tax Fees(3)	142,000	97,000
All Other Fees
	$773,000	$740,000

(1)

“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, additional audit procedures related to the investigation which occurred in 2015 related to our 2014 audit and services that are normally provided by BDO USA, LLP in connection with statutory and regulatory filings or engagements for those fiscal years.  Fees for 2013 and 2014 also included fees billed for professional services rendered in connection with our Form S-1 and Form S-8 registration statements related to our initial public offering of common stock and follow-on offering of common stock completed in 2014.

(2)

“Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees billed for professional services rendered by BDO USA, LLP for tax compliance, tax advice and tax planning.
(4)

“All Other Fees” consist of fees billed for services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees.  BDO USA, LLP did not bill us for any such services for each of the last two fiscal years.

Auditor Independence

In 2014, there were no other professional services provided by BDO USA, LLP that would have required our Audit Committee to consider their compatibility with maintaining the independence of BDO USA, LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm.  Under the policy, our Audit Committee is required to pre-approve all audit and permissible non‑audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence.  All fees paid to BDO USA, LLP for our fiscal years ended December 31, 2013 and 2014 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.  Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Inogen, Inc., or the Company, specifically incorporates it by reference in such filing.

The Audit Committee serves as the representative of the Board with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;
•	quality of financial disclosures, adequacy of internal controls, and the integrity of our financial statements;
•	our compliance with legal and regulatory requirements and efficacy of and compliance with our corporate policies;
•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and
•	the independent registered public accounting firm’s appointment, compensation, retention, qualifications and independence.

The Audit Committee also reviews the performance of our independent registered public accounting firm, BDO USA, LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s audit and non-audit fees.

The Audit Committee is composed of three non-employee directors.  The Board has determined that each member of the Audit Committee is independent and that Mr. McFarland qualifies as an “Audit Committee Financial Expert” under the SEC rules.

The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board.  The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our 2014 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements.  In addition to its regularly scheduled meetings, the Audit Committee held additional meetings and conference calls during fiscal year 2015 with respect to the Audit Committee’s independent investigation of certain potential accounting matters related to direct-to-consumer sales documentation, which was concluded prior to the Company’s filing of its Annual Report on Form 10-K.  The Audit Committee reports on these meetings to our Board.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and BDO USA LLP, the Company’s independent registered public accounting firm.  The Audit Committee has discussed with BDO USA LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA’s, LLP communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

On August 3, 2015, Timothy Petersen resigned from the Audit Committee and R. Scott Greer was appointed to the Audit Committee.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Loren McFarland (Chairperson)

Benjamin Anderson-Ray

R. Scott Greer

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of August 20, 2015.  Each executive officer serves at the discretion of our Board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.  There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Raymond Huggenberger	56	President, Chief Executive Officer and Director
Scott Wilkinson	50	Executive Vice President, Sales and Marketing
Alison Bauerlein	33	Executive Vice President, Finance and Chief Financial Officer, Corporate Secretary and Corporate Treasurer
Matthew Scribner	47	Executive Vice President, Operations
Brenton Taylor	34	Executive Vice President, Engineering
Byron Myers	35	Vice President, Marketing

Raymond Huggenberger has served as our President, Chief Executive Officer and as a Member of the Board of Directors of Inogen since 2008.  Prior to joining our company, Mr. Huggenberger held various management positions with Sunrise Medical Inc., a global manufacturer and distributor of durable medical equipment, including: Vice President of Marketing for Sunrise’s German subsidiary from 1994 to 1996, President of Sunrise’s German division from 1998 until 2000, President of the European Operating Group from 2000 to 2002, President and Chief Operating Officer from 2002 until 2004, and President of European Operations 2006 to 2007.  Mr. Huggenberger also held a consultant position with McDermott and Bull Inc., an executive search firm, from 2005 to 2006 and the position of Managing Director in the healthcare division of TA Triumph Adler AG, a document process management firm, from 1996 to 1998.  Mr. Huggenberger currently serves on the Board of Directors of Wellfount Corporation, a pharmacy services company, and previously served on the Board of Directors of IYIA Technologies, a healthcare company.  Mr. Huggenberger graduated from AKAD University in Rendsburg, Germany in Economics and completed the Advanced Marketing Strategies Program at INSEAD, Fontainebleau, France.  The Board of Directors believes that he is qualified to serve as a Director of Inogen because of his deep understanding of our business, operations and strategy.

Scott Wilkinson has served as our Executive Vice President, Sales and Marketing since 2008 and in this role currently oversees Inogen’s global operations in sales, marketing, customer service, product management, medical billing, and clinical services.  Previously, he served as our Director of Product Management from 2005 to 2006 and Vice President, Product Management from 2006 to 2008.  From 2000 to 2005, Mr. Wilkinson worked for Invacare Corporation, a designer and manufacturer of oxygen products, as a Group Product Manager and helped launch their $100 million oxygen product line segment.  From 1999 to 2000, Mr. Wilkinson served as a Product Line Director with Johnson & Johnson, a healthcare company.  From 1988 to 1999, Mr. Wilkinson worked as a Research Scientist, Product Manager, and Project Leader at Kimberly Clark, a consumer products company.  Mr. Wilkinson received a Bachelor’s degree in Chemical Engineering from the University of Akron and an MBA from University of Wisconsin, Oshkosh.

Alison Bauerlein is a co-founder of Inogen and has served as our Chief Financial Officer since 2009 and Executive Vice President, Finance since March 2014.  Ms. Bauerlein has also served as Corporate Secretary and Corporate Treasurer since 2002.  Ms. Bauerlein previously served as our Vice President, Finance from 2008 until March 2014.  Prior to serving in these positions, Ms. Bauerlein also served as Controller with our company from 2008 to 2009 and 2001 to 2004, and the Director of Financial Planning and Analysis from 2004 to 2008.  During her time with our company, Ms. Bauerlein has helped the company raise approximately $91 million in venture capital funding.  Ms. Bauerlein currently serves on the Board of Directors of Active Life Scientific, Inc.  Ms. Bauerlein received a Bachelor of Arts degree in Economics/Mathematics with high honors from the University of California, Santa Barbara.

Matthew Scribner has served as our Executive Vice President, Operations since March 2014.  Prior to serving this position, Mr. Scribner served as our Vice President, Operations from 2008 until March 2014, the Director of Manufacturing from 2007 to 2008 and the Director of Supply Chain from 2004 to 2007.  From 1998 to 2004, Mr. Scribner worked for Computer Motion, a manufacturer of surgical robots that was acquired by Intuitive Surgical, in various executive capacities, including as a Manufacturing Manager and as a Project Manager.  From 1989 to 2013, Mr. Scribner served in the United States Navy as a helicopter pilot, on both active duty and as a reservist.  He was mobilized and deployed to Iraq in 2003 to fly in support of Operation Iraqi Freedom.  He achieved the rank of Commander and retired from the U.S. Navy in July 2013.  Mr. Scribner received a Bachelor of Science degree in Ocean Engineering from the United States Naval Academy.  Mr. Scribner also received an MBA from the University of San Diego.

Brenton Taylor is a co-founder of Inogen and has served as our Executive Vice President, Engineering since March 2014.  Prior to serving in this position, Mr. Taylor served as our Vice President, Engineering from 2008 until March 2014 and as the Director of Technology with our company from 2003 to 2008.  Mr. Taylor is listed as an inventor on more than 20 of the company’s U.S. patents related to portable oxygen concentrator development.  Mr. Taylor received a Bachelor of Science degree in Microbiology from the University of California, Santa Barbara.

Byron Myers is a co-founder of Inogen and has served as our Vice President, Marketing since 2011. In this role, Mr. Myers leads Inogen’s Marketing Department and Direct-to-Consumer sales channel. Prior to serving in this position, Mr. Myers held various roles with our company, including: Product Manager from 2002 to 2006, Director of Marketing from 2006 to 2007 and 2008 to 2011, International Product Manager during 2007, and Director of International Product Management from 2007 to 2008. Mr. Myers received a Bachelor’s degree in Economics/Mathematics from the University of California, Santa Barbara and an MBA from the Rady School of Management at the University of California, San Diego.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our Compensation, Nominating and Governance Committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions.  Typically, our Chief Executive Officer makes recommendations to our Compensation, Nominating and Governance Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation.  Our Chief Executive Officer makes recommendations to our Compensation, Nominating and Governance Committees regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement.  Our Compensation, Nominating and Governance Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer, as well as each individual compensation component.  Our Compensation, Nominating and Governance Committee reviews and approves, or makes recommendations for approval by the independent members of the Board regarding the compensation of each executive officer, including our Chief Executive Officer.

Our Compensation, Nominating and Governance Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.  In 2013, our Compensation, Nominating and Governance Committee retained Pearl Meyer & Partners, a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis.  Accordingly, Pearl Meyer & Partners now serves at the discretion of our Compensation, Nominating and Governance Committee.  Our Compensation, Nominating and Governance Committee engaged Pearl Meyer & Partners to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Summary Compensation Table

The following table provides information regarding the compensation awarded to, or earned by, our executive officers, including each of our named executive officers, during 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total Compensation
Raymond Huggenberger, President, Chief Executive Officer and Director	2014 2013	$435,118 346,883	—	—	$1,090,897 186,685	$396,000 260,163	$	— 10,236	$1,922,015 803,967
Alison Bauerlein, Executive Vice President, Finance and Chief Financial Officer, Corporate Secretary and Corporate Treasurer	2014 2013	$267,773 203,542	—	—	$410,887 140,654	$162,000 106,860		—	$840,660 451,056
Scott Wilkinson, Executive Vice President, Sales and Marketing	2014 2013	$256,053 215,946	—	—	$321,264 140,044	$154,800 113,372		—	$732,117 469,362

(1)

The dollar amounts in this column represent the aggregate grant date fair value of stock option awards.  These amounts have been computed in accordance with FASB ASC Topic 718.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service—based vesting conditions.  For a discussion of valuation assumptions, see the notes to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on April 27, 2015.

(2)	Represents the amounts earned and payable under the 2013 Bonus Plan and 2014 Bonus Plan, all of which were paid in the subsequent fiscal year.
(3)	Amount represents a housing allowance paid to Mr. Huggenberger.

Non—Equity Incentive Plan Compensation and Bonus

2014 non—equity incentive plan payments

For 2014, the target incentive amounts for our named executive officers were the following:

Name and principal position	Target award opportunity ($)	Actual award amount ($)
Raymond Huggenberger President and Chief Executive Officer	$264,000	$396,000
Scott Wilkinson Executive Vice President, Sales and Marketing	103,200	154,800
Alison Bauerlein Executive Vice President, Finance and Chief Financial Officer, Corporate Secretary and Corporate Treasurer	$108,000	162,000

Our 2014 incentive compensation plan, or 2014 Bonus Plan, provides our named executive officers with an annual incentive compensation payment, subject to our achievement of our corporate performance goals.  For 2014, our corporate-level goals included achieving specified Adjusted EBITDA targets for the year.  If our Adjusted EBITDA achievement is at target, each named executive officer would receive 100% of his or her 2014 target award opportunity.  Performance above 100% of our Adjusted EBITDA target entitles each named executive officer to an increase to his or her incentive award payment based on the extent of the achievement above target.   For our 2014 Bonus Plan, our adjusted EBITDA target was $18.3 million at 100% of our Adjusted EBITDA, and $20.7 million at 150% of our Adjusted EBITDA, excluding expenses incurred in connection with our initial public offering and following on offering costs.

The 2014 Bonus Plan reached maximum payout for all executive officers of 150% of target and was approved by the Compensation, Nominating and Governance Committee on April 24, 2015 for payment May 1, 2015.

2013 non—equity incentive plan payments

For 2013, the target incentive amounts for our named executive officers were the following:

Name and principal position	Target award opportunity ($)	Actual award amount ($)
Raymond Huggenberger President and Chief Executive Officer	$173,442	$260,163
Scott Wilkinson Vice President, Sales and Marketing	75,581	113,372
Alison Bauerlein Vice President, Finance and Chief Financial Officer, Corporate Secretary and Corporate Treasurer	71,240	106,860

Our 2013 incentive compensation plan, or 2013 Bonus Plan, provides our named executive officers with an annual incentive compensation payment, subject to our achievement of our corporate performance goals.  For 2013, our corporate-level goals included achieving specified Adjusted EBITDA targets for the year.  If our Adjusted EBITDA achievement is at target, each named executive officer would receive 100% of his or her 2013 target award opportunity.  Performance above 100% of our Adjusted EBITDA target entitles each named executive officer to an increase to his or her incentive award payment based on the extent of the achievement above target.  For our 2013 Bonus Plan, our adjusted EBITDA target was $10.5 million, excluding expenses incurred in connection with our initial public offering.

The 2013 Bonus Plan reached maximum payout for all executive officers of 150% of target and was approved by the Board on March 19, 2014 for payment April 11, 2014.

Employment Agreements for Executive Officers

Raymond Huggenberger

We entered into an amended and restated employment agreement with Raymond Huggenberger, our president and chief executive officer, effective October 1, 2013. As of March 1, 2015, Mr. Huggenberger’s current base salary is $475,000 and he is eligible to receive an annual performance bonus of up to 60% of his base salary.

Mr. Huggenberger is entitled under his employment agreement to the following severance and change of control benefits upon certain qualifying terminations.

If Mr. Huggenberger’s employment is terminated without “cause” (excluding by reason of death or disability) or he resigns for “good reason” (as such terms are defined in the employment agreement), he will be eligible to receive the following benefits if he timely signs and does not revoke a release of claims:

•	if outside the Change in Control Period, continued payment of his base salary for a period of 24 months (collectively, the “CEO Severance Payments”); and
•

throughout the period during which he would be able to obtain COBRA coverage, Mr. Huggenberger and his dependents will only be required to pay the portion of the costs of medical benefits as Mr. Huggenberger was required to pay as of the date of his termination, or Mr. Huggenberger will receive taxable monthly payments for the equivalent period in the event the Company determines that the COBRA subsidy could violate applicable law (the “CEO COBRA Benefits”).

The Change in Control Period is the period beginning three months before a change in control, as defined in the employment agreement, and ending 12 months after a change in control.

If, during the Change of Control Period, Mr. Huggenberger’s employment is terminated without “cause” (excluding by reason of death or disability) or he resigns for “good reason”, he will be eligible to receive the CEO Severance Payments and CEO COBRA Benefits, however the CEO Severance Payments will continue for a period of 36 months.

In the event any of the amounts provided for under this employment agreement or otherwise payable to Mr. Huggenberger would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Mr. Huggenberger would be entitled to receive either full payment of benefits under this employment agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Mr. Huggenberger.  The employment agreement does not require us to provide any tax gross-up payments.

Scott Wilkinson and Alison Bauerlein

We entered into an amended and restated employment agreement with each of Scott Wilkinson, our executive vice president, sales and marketing and Alison Bauerlein, our executive vice president, finance and chief financial officer, corporate treasurer and corporate secretary, effective October 1, 2013.  As of March 1, 2015, Mr. Wilkinson’s current base salary is $275,000 and he is eligible to receive an annual performance bonus of up to 40% of his base salary and Ms. Bauerlein’s current base salary is $290,000 and she is eligible to receive an annual performance bonus of up to 40% of her base salary.

Each of Mr. Wilkinson and Ms. Bauerlein is entitled under their respective employment agreements to the following severance and change of control benefits upon certain qualifying terminations.

If the named executive officer’s employment is terminated without “cause” (excluding by reason of death or disability) or the named executive officer resigns for “good reason” (as such terms are defined in the employment agreement), such named executive officer will be eligible to receive the following benefits if he or she timely signs and does not revoke a release of claims:

•	if outside the Change in Control Period continued payment of his or her base salary for a period of 12 months (the “NEO Severance Payments”); and
•

throughout the period during which he would be able to obtain COBRA coverage, the named executive and his or her eligible dependents will only be required to pay the portion of the costs of medical benefits as he or she was required to pay as of the date of his termination, or he or she will receive taxable monthly payments for the equivalent period in the event the Company determines that the COBRA subsidy could violate applicable law, (the “NEO COBRA Benefits”).

If, during the Change of Control Period, the named executive officer’s employment is terminated without cause (excluding by reason of death or disability) or he or she resigns for good reason, he or she will be eligible to receive the NEO Severance Payments and NEO COBRA Benefits, however the NEO Severance Payments will continue for a period of 24 months.

In the event any of the amounts provided for under an employment agreement or otherwise payable to the named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits under the employment agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer.  Neither employment agreement requires us to provide any tax gross-up payments.

Merger or Change of Control

Our 2014 Equity Incentive Plan, or 2014 Plan, provides that in the event of a merger or change in control, as defined under the 2014 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and such award will become fully exercisable, if applicable, for a specified period prior to the transaction.  The award will then terminate upon the expiration of the specified period of time.  If the service of an award holder is terminated on or within the 12 months following a change in control, as a result of an involuntary termination as defined in the 2014 Plan, his or her options, restricted stock units and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock will lapse, and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met.

In addition, in the event of a change in control, options, stock appreciation rights, restricted stock and restricted stock units held by our outside directors, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock will lapse, and all performance goals or other vesting for his or her performance shares and units will be deemed achieved at one hundred percent (100%) of target levels, and all other terms and conditions met.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis.  All participants’ interests in their deferrals are 100% vested when contributed.  In 2014 and 2013, we made no matching contributions into the 401(k) plan.  Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions.  The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code.  As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by our named executive officers, as of December 31, 2014.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise	Option Expiration	Number of Shares or Units of Stock that have not	Market Value of Shares of Units of Stock that have not
Name	Grant Date	Exercisable		Unexercisable	Price ($)	Date	Vested (#)	Vested ($)
Raymond Huggenberger	2/24/2010	223,694	(1)	—	$0.60	2/23/2020
	3/28/2012	49,072	(2)	24,537	$0.81	3/27/2022
	10/10/2013	12,961	(8)	31,480	$8.37	10/9/2023
	4/1/2014	—	(3)	173,445	$16.62	3/31/2021
		285,727		229,462

Scott Wilkinson	11/21/2005	6,666	(4)	—	$8.70	11/20/2015
	3/27/2008	25,000	(5)	—	$2.40	3/26/2018
	2/24/2010	40,000	(6)	—	$0.60	2/23/2020
	10/11/2011	14,730	(7)	2,947	$0.75	10/10/2021
	3/28/2012	15,989	(2)	7,995	$0.81	3/27/2022
	10/10/2013	9,723	(8)	23,615	$8.37	10/9/2023
	4/1/2014	—	(3)	51,124	$16.62	3/31/2021
		112,108		85,681
Alison Bauerlein
	3/27/2008	32,798	(5)	—	$2.40	3/26/2018
	2/10/2009	20,000	(9)	—	$0.60	2/9/2019
	2/24/2010	30,399	(6)	—	$0.60	2/23/2020
	10/11/2011	—	(7)	1,685	$0.75	10/10/2021
	3/28/2012	18,630	(2)	9,316	$0.81	3/27/2022
	10/10/2013	6,127	(8)	23,718	$8.37	10/9/2023
	4/1/2014	—	(3)	65,311	$16.62	3/31/2021
		107,954		100,030

(1)	The option fully vested on 12/24/2011.
(2)	1/48th of the shares subject to the option vest monthly May 1, 2012 subject to continued service through each vesting date.
(3)

The option vested with the respect to 25% of the shares subject to the option on April 1, 2015, and 1/48th of the shares subject to the option vest monthly thereafter subject to continued service through each vesting date.

(4)	The option fully vested on November 21, 2009.
(5)	The option fully vested on January 1, 2012.
(6)	The option fully vested on February 24, 2014.
(7)	1/48th of the shares subject to the option vest monthly August 1, 2012 subject to continued service through each vesting date.
(8)	1/48th of the shares subject to the option vest monthly November 1, 2013 subject to continued service through each vesting date.
(9)	The option fully vested on February 10, 2013.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (2)(3)	2,261,633	$7.31	369,889
Equity compensation plans not approved by security holders	—	—	—
Total	2,261,633	$7.31	369,889

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)	Includes the following plans: 2002 Stock Incentive Plan, 2012 Equity Incentive Plan, 2014 Equity Incentive Plan (“2014 Plan”), and 2014 Employee Stock Purchase Plan (“ESPP”).
(3)

The number of shares available for issuance under the 2014 Plan also includes an annual increase on the first day of each fiscal year beginning in 2015, equal to the least of: (i) 895,346 shares; (ii) 4% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year; or (iii) such other amount as our Board may determine.  Our 2014 Plan had 221,178 options available for issuance as of December 31, 2014. Our ESPP provides for annual increases in the number of shares available for sale under the ESPP on the first day of each fiscal year beginning in 2015, equal to the least of: (i) 179,069 shares; (ii) 1.5% of the outstanding shares of our common stock on the last day of our immediately preceding fiscal year; or (iii) such other amount as may be determined by the administrator. Our ESPP had 148,711 shares available for sale as of December 31, 2014. On January 1, 2015, the number of shares available for issuance under our 2014 Plan and our ESPP increased by 762,373 shares and 179,069 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 20, 2015 for:

•	each of our directors and nominees for director;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.  Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 19,449,706 shares of our common stock outstanding as of August 20, 2015.  We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of August 20, 2015 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Inogen, Inc., 326 Bollay Drive, Goleta, CA 93117.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Novo A/S (1)	3,549,320	18.25%
Entities affiliated with Versant Ventures (2)	1,302,862	6.70%
Directors and Executive Officers, including our Named Executive Officers:
Raymond Huggenberger (3)	273,310	1.39%
Scott Wilkinson (4)	109,503	*
Alison Bauerlein (5)	161,129	*
Heath Lukatch, Ph.D.	0	*
R. Scott Greer (6)	30,259	*
Benjamin Anderson-Ray (7)	11,665	*
Loren McFarland (8)	15,207	*
Heather Rider (9)	4,296	*
All current directors and executive officers as a group (11 persons) (10)	1,080,736	5.31%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)

Based solely on the most recently available Schedule 13G/A filed with the SEC on April 30, 2015, consists of 3,549,320 shares held by Novo A/S. Novo A/S is a Danish limited liability company. The Board of Directors of Novo A/S, which consists of Sten Scheibye, Goran Ando, Jeppe Christiansen, Steen Riisgaard and Per Wold-Olsen, has shared investment and voting control with respect to the shares held by Novo A/S and may exercise such control only with the support of a majority of the members of the Novo A/S Board of Directors. As such, no individual member of the Novo A/S Board of Directors is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo A/S. The address of Novo A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark.

(2)

Based solely on a review of (i) a Form 4 filed with the SEC on January 8, 2015 and (ii) Schedule 13G filed with the SEC on February 17, 2015, consists of (i) 31,334 shares held of record by Versant Affiliates Fund II-A, L.P., a Delaware limited partnership (“VAF II-A”), (ii) 7,812 shares held of record by Versant Side Fund II, L.P., a Delaware limited partnership (“VSF

II”), and (iii) 1,263,716 shares held of record by Versant Venture Capital II, L.P., a Delaware limited partnership (“VVC II”). Versant Ventures II, LLC, a Delaware limited liability company (“VV II”) serves as the sole general partner of VAF II-A, VSF II and VVC II own no shares directly. Brian G. Atwood, Samuel D. Colella, Ross A. Jaffe, William J. Link, Ph.D., Donald B. Milder, Rebecca B. Robertson, Bradley J. Bolzon, Charles M. Warden, and Barbara N. Lubash are directors and/or members of VV II and share voting and dispositive power over the shares held by VAF II-A, VSF II and VVC II; however, they disclaim beneficial ownership of the shares held by VAF II-A, VSF II and VVC II except to the extent of their pecuniary interests therein.  The address for such entities and persons is c/o Versant Ventures, 3000 Sand Hill Road, Building 4, Suite 210, Menlo Park, California 94025.

(3)	Includes 6,808 shares held and options to purchase 266,502 shares of common stock that are exercisable within 60 days of August 20, 2015.
(4)	Consists of options to purchase 109,503 shares of common stock that are exercisable within 60 days of August 20, 2015.
(5)	Includes 55,575 shares held and options to purchase 105,554 shares of common stock that are exercisable within 60 days of August 20, 2015.
(6)

Consists of 14,485 shares held by the R. Scott Greer and Michelle Greer Revocable Trust, 15,218 shares that may be acquired pursuant to the exercise of warrants held of record by Numenor Ventures, L.L.C, and options to purchase 556 shares of common stock that are exercisable within 60 days of August 20, 2015.  Mr. Greer, as trustee, has shared voting and investment power with respect to the shares held of record by the R. Scott Greer and Michelle Greer Revocable Trust.  Additionally, Mr. Greer and his wife are the managing members of Numenor Ventures, L.L.C, and have shared voting and investment power with respect to the shares that may be acquired pursuant to the exercise of warrants held of record by Numenor Ventures, L.L.C.

(7)	Consists of options to purchase 11,665 shares of common stock that are exercisable within 60 days of August 20, 2015.
(8)	Includes 3,125 shares held and options to purchase 12,082 shares of common stock that are exercisable within 60 days of August 20, 2015.
(9)	Includes 3,000 shares held and options to purchase 1,296 shares of common stock that are exercisable within 60 days of August 20, 2015.
(10)

Includes 178,297 shares held, 15,218 shares that may be acquired pursuant to the exercise of warrants held of record, and options to purchase 887,221 shares of common stock that are exercisable within 60 days of August 20, 2015.

RELATED PERSON TRANSACTIONS

In the ordinary course of our business, we have entered into a number of transactions with our officers, directors and 5% or greater stockholders.  We believe we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.  We have adopted a formal written policy providing that our Audit Committee will be responsible for reviewing “related party transactions,” which are transactions (i) in which we are or will be a participant, (ii) in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and (iii) in which a related person has or will have a direct or indirect interest.  For purposes of this policy, a related person will be defined as a director, nominee for director, executive officer, or greater than 5% beneficial owner of our common stock and their immediate family members.  Under this policy, all related party transactions may be consummated or continued only if approved or ratified by our Audit Committee.

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement with certain holders of our common stock and warrants to purchase our common stock, including Novo A/S, entities affiliated with Arboretum Ventures, and entities affiliated with Versant Ventures, which each held 5% or more of our capital stock and of which certain of our current or former directors were affiliated.  Such agreement provides, among other things, for certain rights relating to the registration of their shares of common stock, including those issued upon conversion of their preferred stock, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.  As of August 20, 2015, the holders of approximately 3.6 million shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act.

Voting Agreement

All of the directors other than Heather Rider and R. Scott Greer were initially elected to the Board to a voting agreement. Upon the completion of our initial public offering, the obligations of the parties to the voting agreement to vote their shares so as to elect certain nominees terminated and none of our stockholders has any special rights regarding the nomination, election or designation of members of the Board.

Other Agreements

We have entered into separate indemnification agreements with each of our directors and certain of our officers.

We have entered into employment agreements with certain of our executive officers that, among other things, provide for certain severance and change of control benefits.  For a description of employment agreements with our named executive officers, see “Executive Compensation—Employment Agreements for Executive Officers”

We have granted stock options to our named executive officers, other executive officers and certain of our directors.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of its common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities.  Except as set forth below, we believe that our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements in 2014.

•

A late Form 4 report was filed by entities affiliated with Versant Ventures, a beneficial owner of more than 10% of our common stock, on September 12, 2014 to report transactions that occurred on September 9, 2014.

•	A late Form 4 report was filed by Brenton Taylor, an executive officer, on October 2, 2014 to report transactions that occurred on September 25, 2014.
•	A late Form 4 report was filed by entities affiliated with Versant Ventures on December 29, 2014 to report transactions that occurred on December 23, 2014.
•

An amendment to a Form 4 report was filed by entities affiliated with Versant Ventures, a beneficial owner of more than 10% of our common stock, on December 29, 2014 to correct a Form 4 that was originally filed on December 22, 2014.

•

An amendment to a Form 3 report was filed by Brenton Taylor, an executive officer, on December 30, 2014 to correct a Form 3 that was originally filed on February 12, 2014.An amendment to a Form 3 report was filed for Brenton Taylor on December 31, 2014 to correctly report the number of options beneficially held by Brenton Taylor and which were initially excluded from Mr. Taylor’s initial form 3 filed on February 12, 2014.

In making these statements, we have relied upon examination of the filings made with the SEC and the written representations of our directors and executive officers.

Available Information

Our financial statements for our fiscal year ended December 31, 2014 are included in our Annual Report on Form 10‑K.  This proxy statement and our annual report are posted on the Investor Relations section of our website at http://investor.inogen.com/sec.cfm and are available from the SEC at its website at www.sec.gov.  You may also obtain a copy of our annual report without charge by sending a written request to Inogen, Inc., Attention: Investor Relations, 326 Bollay Drive, Goleta, California 93117.

Company Website

We maintain a website at www.Inogen.com.  Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2016 ANNUAL MEETING

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting must submit their proposals so that they are received at Inogen’s principal executive offices no later than the close of business (5:30 p.m. Pacific Time) on May 13, 2016.  Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2016 Annual Meeting of Stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Corporate Secretary of Inogen at its principal executive offices not less than 45 nor more than 75 days before the first anniversary of the date on which Inogen first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s Annual Meeting.  As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than June 27, 2016, and no later than the close of business (5:30 p.m. Pacific Time) on July 27, 2016, unless our Annual Meeting date occurs more than 30 days before or 60 days after October 14, 2016.  In that case, we must receive proposals no earlier than the close of business on the 120th day prior to the date of the 2016 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws.  A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements.  Inogen will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2016 Annual Meeting of Stockholders must be addressed to: Corporate Secretary, Inogen, Inc., Inc., 326 Bollay Drive, Goleta, CA  93117.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

*           *           *

The Board does not know of any other matters to be presented at the Annual Meeting.  If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold.  You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Goleta, California
September 4, 2015

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 025KZB 1 U P X + Annual Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and FOR Proposal 2. For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as Inogen’s independent registered public accounting firm for the fiscal year 2015. 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - R. Scott Greer 02 - Heather Rider 1. Election of two Class I Directors to serve until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified. For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 4 8 2 0 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on October 14, 2015. Vote by Internet  Go to www.investorvote.com/INGN  Or scan the QR code with your smartphone  Follow the steps outlined on the secure website Vote by telephone  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone  Follow the instructions provided by the recorded message

Notice of 2015 Annual Meeting of Shareholders THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby authorizes and appoints Raymond Huggenberger and Alison Bauerlein as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of Inogen, Inc., to be held at 10:00 a.m. Pacific Time on Wednesday, October 14, 2015 at Inogen’s corporate headquarters located at 326 Bollay Drive, Goleta, California 93117, or at any postponements or adjournments thereof, and instructs said Proxies to vote as specified on the reverse side of this form. Shares represented by this proxy will be voted by the stockholder. If no such direction is indicated, the Proxies will have authority to vote FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Inogen, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.